Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports First Quarter Earnings

BLACKSBURG, Va., April 23, 2020 -- National Bankshares, Inc. (the “Company”) (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the first quarter of 2020. The Company reported net income of $3.98 million, or $0.61 per common share, for the quarter ended March 31, 2020. National Bankshares, Inc. ended the first quarter of 2020 with total assets of $1.32 billion.

First Quarter 2020 Highlights

●

Net income decreased $0.46 million from $4.44 million for the quarter ended March 31, 2019 to $3.98 million for the quarter ended March 31, 2020. This decrease was due to a large one-time addition to Other Income in first quarter 2019 coupled with the allocation of $479,000 to the Allowance for Loan Losses this quarter to address the potential effects of the COVID-19 situation.

●	Net loans increased $11.23 million or 1.58% from March 31, 2019 to $722.24 million as of March 31, 2020.

●	Total deposits increased $47.98 million or 4.53% from March 31, 2019 to $1.11 billion as of March 31, 2020.

●	Earnings per share decreased $0.04 from $0.65 for the quarter ended March 31, 2019 to $0.61 for the quarter ended March 31, 2020.

●	Return on average assets decreased to 1.22% for the quarter ended March 31, 2020, from 1.34% for the quarter ended March 31, 2019.

●	Return on average equity decreased to 8.42% for the quarter ended March 31, 2020, from 8.91% for the quarter ended March 31, 2019.

●	Stock repurchases have been suspended for the foreseeable future.

F. Brad Denardo, National Bankshares Chairman, President and CEO stated, “The coronavirus (COVID-19) pandemic poses an unprecedented challenge to our world, to our nation, and to our local communities. Our priority is helping our customers and our communities get through this crisis while protecting the health and well-being of our employees and the people we serve.”

Mr. Denardo added, “Our first quarter results continue to reflect the underlying strength of our business model, with gains in total assets, net loans, and interest income. Despite the economic uncertainties presented by COVID-19, National Bankshares remains strong and well-capitalized. We are confident that our balance sheet strength will allow us to meet the credit and liquidity needs of our customers and community during this critical period.”

He continued, “The large addition to the Allowance for Loan Losses, up to the maximum amount allowed by bank policy, is indicative of the Company’s evaluation of its exposure to the possibility of increased loan losses related to the COVID-19 pandemic. We have further identified industry segments that are most impacted by the pandemic and are monitoring them closely.”

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com

“The nation’s banks play an essential role in times of crisis, and this is a responsibility we take very seriously,” said Mr. Denardo. “We are working with customers directly and through emergency programs such as the Small Business Administration’s Paycheck Protection Program to help them navigate and survive the current economic upheaval. We are also taking all necessary precautions to protect public health while continuing to serve our customers. All of our branch offices have switched to drive-through only service with lobby service available for special needs. We are encouraging customers to use our online banking, mobile banking and ATM networks to safely conduct their everyday transactions. Internally, we have reduced office occupancy and facilitated telework whenever possible. I am very proud of our employees, who are working hard under extraordinary circumstances to follow health and safety guidelines while making sure our customers’ financial needs are met. And we are thankful for our customers and shareholders, who continue to support National Bankshares during these challenging times.”

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and certain financial measures presented on a fully taxable-equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measure prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	March 31, 2020	March 31, 2019	December 31, 2019
Assets
Cash and due from banks	$12,404	$15,332	$10,290
Interest-bearing deposits	71,898	53,381	76,881
Securities available for sale, at fair value	439,019	404,645	435,263
Restricted stock	1,279	1,220	1,220
Total securities	440,298	405,865	436,483
Mortgage loans held for sale	1,787	602	905
Loans:
Loans, net of unearned income and deferred fees and costs	729,483	718,371	733,451
Less allowance for loan losses	(7,240)	(7,360)	(6,863)
Loans, net	722,243	711,011	726,588
Premises and equipment, net	10,058	8,830	8,919
Accrued interest receivable	4,280	5,401	4,285
Other real estate owned, net	1,584	2,025	1,612
Intangible assets and goodwill	5,848	5,848	5,848
Bank-owned life insurance	35,788	34,876	35,567
Other assets	12,788	14,832	14,459
Total assets	$1,318,976	$1,258,003	$1,312,837

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$210,131	$199,449	$201,866
Interest-bearing demand deposits	624,412	608,227	643,482
Savings deposits	149,842	142,675	146,377
Time deposits	123,798	109,854	128,028
Total deposits	1,108,183	1,060,205	1,119,753
Accrued interest payable	137	140	144
Other liabilities	19,097	16,430	18,214
Total liabilities	1,127,417	1,076,775	1,138,111

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,489,574 shares at March 31, 2020 and December 31, 2019 and 6,505,574 shares at March 31, 2019	8,112	8,132	8,112
Retained earnings	188,099	180,637	184,120
Accumulated other comprehensive loss, net	(4,652)	(7,541)	(8,506)
Total stockholders' equity	191,559	181,228	183,726
Total liabilities and stockholders' equity	$1,318,976	$1,258,003	$1,321,837

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
($ in thousands, except for per share data)	2020	2019
Interest Income
Interest and fees on loans	$8,466	$8,269
Interest on interest-bearing deposits	217	259
Interest on securities - taxable	2,356	1,683
Interest on securities - nontaxable	349	927
Total interest income	11,388	11,138
Interest Expense
Interest on time deposits	559	297
Interest on other deposits	1,237	1,496
Total interest expense	1,796	1,793
Net interest income	9,592	9,345
Provision for loan losses	479	200
Net interest income after provision for loan losses	9,113	9,145
Noninterest Income
Service charges on deposit accounts	582	590
Other service charges and fees	39	52
Credit card fees	306	309
Trust income	434	397
Bank-owned life insurance	221	219
Other income	533	910
Realized securities gain, net	20	12
Total noninterest income	2,135	2,489
Noninterest Expense
Salaries and employee benefits	3,979	3,821
Occupancy, furniture and fixtures	450	465
Data processing and ATM	791	751
FDIC assessment	---	85
Net cost of other real estate owned	22	25
Franchise taxes	343	314
Other operating expenses	882	1,004
Total noninterest expense	6,467	6,465
Income before income tax expense	4,781	5,169
Income tax expense	802	726
Net Income	$3,979	$4,443
Basic net income per share	$0.61	$0.65
Fully diluted net income per share	$0.61	$0.65
Weighted average number of common shares outstanding
Basic and diluted	6,489,574	6,839,733
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$29.52	$27.86

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2020	2019
Net income	$3,979	$4,443

Other Comprehensive Income, Net of Tax
Unrealized holding gain on available for sale securities net of tax of $1,028 in 2020 and $1,209 in 2019	3,870	4,553
Reclassification adjustment for gain included in net income, net of tax of ($4) in 2020 and ($3) in 2019	(16)	(9)
Other comprehensive income, net of tax	$3,854	$4,544
Total Comprehensive Income	$7,833	$8,987

Key Ratios and Other Data

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2020	2019
Average Balances
Cash and due from banks	$11,205	$11,243
Interest-bearing deposits	66,583	44,264
Securities available for sale	438,916	416,750
Restricted stock	1,225	1,220
Mortgage loans held for sale	493	153
Gross Loans	731,418	710,738
Loans, net	723,971	702,716
Intangible assets	5,848	5,848
Total assets	1,312,427	1,249,052
Total deposits	1,104,176	1,046,003
Stockholders' equity	189,516	187,429
Interest-earning assets	1,233,067	1,177,910
Interest-bearing liabilities	904,080	854,614

Financial Ratios
Return on average assets (1)	1.22%	1.34%
Return on average equity (1)	8.42%	8.91%
Net interest margin	3.20%	3.34%
Net interest income-fully taxable equivalent	$9,811	$9,712
Efficiency ratio (2)	54.23%	55.49%
Average equity to average assets	14.44%	15.01%

Allowance for Loan Losses
Beginning balance	$6,863	$7,390
Provision for losses	479	200
Charge-offs	(175)	(328)
Recoveries	73	98
Ending balance	$7,240	$7,360

(1)	Return on average assets and return on average equity are calculated by annualizing net income to date.
(2)	Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis

Asset Quality Data

(Unaudited)

($ in thousands)	March 31, 2020	March 31, 2019
Nonperforming Assets
Nonaccrual loans	$261	$294
Nonaccrual restructured loans	3,191	3,440
Total nonperforming loans	3,452	3,734
Other real estate owned	$1,584	$2,025
Total nonperforming assets	$5,036	$5,759
Accruing restructured loans	1,592	1,995
Loans 90 days or more past due	$170	$55

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.69%	0.80%
Allowance for loans losses to total loans	0.99%	1.02%
Allowance for loan losses to nonperforming loans	209.73%	197.11%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.02%	0.01%